Exhibit 10.6

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of November 3, 2026, by and among BHAV Partners LLC, a Delaware limited liability company (the “Sponsor”), BHAV Acquisition Corp, a Cayman Islands exempted company with limited liability (the “SPAC”), and Nemi Corp., a Texas corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the SPAC Securities set forth on Schedule I attached hereto (all such securities of SPAC (including securities underlying such securities), or any successor or additional securities of SPAC of which ownership is hereafter acquired by the Sponsor prior to the termination of this Agreement are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, Merger Sub 1, a Cayman Islands exempted company incorporated with limited liability and a wholly-owned subsidiary of the Company (the “Merger Sub 1”), and Nemi LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), BNC Motors Pvt. Ltd, a private limited company incorporated under the (Indian) Companies Act, 2013, and the Company have entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Business Combination Agreement”), pursuant to which and subject to the conditions set forth therein, among other transactions, (i) at the First Effective Time, Merger Sub 1 will merge with and into SPAC (“Merger 1”), with SPAC continuing as the surviving entity (the “First Surviving Company”) and as a result of Merger 1, the separate corporate existence of Merger Sub 1 will cease and the First Surviving Company will be a wholly-owned subsidiary of the Company; and (ii) at the Second Effective Time, the First Surviving Company will merge with and into Merger Sub 2 (“Merger 2”), and as a result of Merger 2, the separate corporate existence of the First Surviving Company will cease and Merger Sub 2 will continue as the surviving company (the “Surviving Company”) and as a wholly owned subsidiary of the Company (the transactions described in the foregoing clauses (i) and (ii), the “Mergers”);

WHEREAS, as set forth in greater specificity in the Business Combination Agreement, SPAC, the Sponsor and the Company intend that the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, and by entering into the Business Combination Agreement are adopting a “plan of reorganization” for purposes of Section 368 and other related provisions of the Code and the Treasury Regulations promulgated thereunder, and the parties hereto hereby incorporate this Agreement into such plan of reorganization;

WHEREAS, as an inducement to the SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Until the Expiration Time (as defined below), the Sponsor shall be bound by and comply with Sections 6.6 (No Solicitation; Change in Recommendation) and 6.13 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “SPAC” contained in Section 6.6 of the Business Combination Agreement also referred to the Sponsor.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Second Effective Time, (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Article VIII (Termination and Expenses) thereof and (c) the liquidation of SPAC (the earliest of (a), (b) and (c), the “Expiration Time”), the Sponsor shall not, without the prior written consent of the Company, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by the Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by the Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. A “Permitted Transfer” shall mean any Transfer (A) to any of SPAC’s officers, directors or consultants, any Affiliate or any family member of any of SPAC’s officers, directors or consultants; (B) to any Affiliate or member of the Sponsor or any of their respective Affiliates, or any employees or consultants of such Affiliates; (C) any forfeiture, surrender or transfer of Subject Securities agreed in writing by SPAC and the Company in connection with any non-redemption, PIPE Financing or other financing arrangement entered into in connection with the transactions contemplated by the Buinsess Combination Agreement; or (D) to any other Person, with the consent of SPAC and the Company; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (A), (B) and (D), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to SPAC and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. SPAC shall not register any sale, assignment or transfer of any Subject Securities on SPAC’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.2.

Section 1.3 New Shares. In the event that (a) any SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC are issued to the Sponsor after the date of this Agreement pursuant to any stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event of SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC of, on or affecting the SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC after the date of this Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any SPAC Class A Ordinary Shares or other equity securities of SPAC after the date of this Agreement (such SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the Sponsor as of the date hereof.

Section 1.4 Certain Agreements of the Sponsor.

(a) At any meeting of the shareholders of SPAC, however called, prior to the Expiration Time, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, the Sponsor hereby unconditionally and irrevocably agrees that it shall (i) appear at each such meeting, in person or by proxy, or otherwise cause all of its SPAC Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Securities:

(i) in favor of each of the SPAC Shareholder Approval Matters, including, without limitation, any other consent, waiver, approval is required under SPAC’s organizational documents or under any agreements between SPAC and its shareholders, or otherwise sought by SPAC with respect to the Business Combination Agreement or the transactions contemplated thereby or the SPAC Shareholder Approval Matters;

(ii) against any Alternative Proposal or any Alternative Transaction (other than the SPAC Shareholder Approval Matters and the transactions contemplated thereby);

(iii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Business Combination Agreement or the Ancillary Agreements and the Mergers and the other transactions contemplated thereby);

(iv) against any material change in the business, management or Board of Directors of SPAC (other than in connection with the SPAC Shareholder Approval Matters and the transactions contemplated by the Business Combination Agreement);

(v) against any proposal, action or agreement that would (A) materially impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Ancillary Agreements or the Mergers or any of the transactions contemplated thereby, (B) result in a breach in any material respect of any covenant, representation, warranty or any other obligation or agreement of SPAC or the Merger Subs or the Sponsor under the Business Combination Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC; and

(vi) in favor of any extension of SPAC’s deadline to consummate a “Business Combination” as such term is defined in the SPAC Amended and Restated Memorandum of Association and Articles of Association, to the extent permitted under the SPAC Amended and Restated Memorandum of Association and Articles of Association.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of March 18, 2026, by and among SPAC, the Sponsor and the other parties thereto (as amended by the Insider Letter Amendment and as may be further amended from time to time, the “Letter Agreement”), including the obligations of the Sponsor pursuant to paragraph 1 thereof to not redeem, sell or tender, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, sell or tender, any SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of SPAC owned by the Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

Section 1.5 Further Assurances. The Sponsor shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by the Company or SPAC under applicable Laws to effect the actions and to consummate the Mergers and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.6 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of its obligations hereunder.

Section 1.7 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Subs, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement; provided, however, that nothing in this Section 1.7 shall prohibit the Sponsor from bringing or participating in any claim (i) for fraud, (ii) based on intentional misrepresentation, (iii) to enforce its rights under this Agreement, the Business Combination Agreement (including as an express third-party beneficiary thereof) or any Ancillary Agreement, or (iv) arising from any disclosure made in the Registration Statement or other filings required under applicable securities Laws, or any other claim that may not be waived under applicable Law.

Section 1.8 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of the Sponsor’s identity and beneficial ownership of Subject Securities, and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. The Sponsor will promptly provide any information reasonably requested by SPAC or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

Section 1.9 Capacity. The Sponsor is entering into this Agreement solely in its capacity as a shareholder of SPAC, and nothing herein shall limit or restrict any director or officer of SPAC who is an Affiliate, member or manager of the Sponsor from acting in such capacity or exercising his or her fiduciary duties as a director or officer of SPAC, including with respect to any SPAC Change in Recommendation permitted under Section 6.6(d) of the Business Combination Agreement, and no such action shall be deemed a breach of this Agreement (subject to the terms and conditions of the Business Combination Agreement, including, without limitation, Section 6.6 thereof).

Section 1.10 Waiver of Anti-Dilution Adjustments. Subject to, and conditioned upon, the occurrence of the Closing, the Sponsor, as the holder of a majority of the outstanding SPAC Class B Ordinary Shares, hereby irrevocably waives, and consents to the waiver of, any adjustment to the Initial Conversion Ratio (as defined in SPAC’s Organizational Documents) that would otherwise result from the transactions contemplated by the Business Combination Agreement, for purposes of satisfying the condition set forth in Section 7.2(e) of the Business Combination Agreement.

Section 1.11 Cooperation. The Company hereby covenants and agrees that, in the event that SPAC or the Sponsor, in its sole discretion, elects to engage one or more tax advisors to render an opinion with respect to the tax consequences of the Mergers and the other transactions contemplated by the Business Combination Agreement as they relate to SPAC, the Sponsor or the shareholders of SPAC (including any such opinion to be filed as an exhibit to the Registration Statement), the Company shall, upon SPAC’s or the Sponsor’s reasonable request delivered in writing to the Company, use commercially reasonable efforts to cooperate with such advisors, including by using commercially reasonable efforts to execute and deliver customary Tax representation letters and such other customary related materials as such advisors may reasonably require in order to render such an opinion. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall the Company have any obligation to deliver any such representation letters or related materials to more than two advisors so engaged by SPAC and the Sponsor, (ii) no party hereto shall be required to deliver a Tax representation letter or other related material that includes any untrue statement of fact or omits to state a material fact necessary to make the statements therein not misleading, (iii) no party hereto shall be required to provide any representation or certification other than with respect to facts within its knowledge after reasonable inquiry and subject to customary qualifications, and (iv) such advisor(s) engaged by SPAC or the Sponsor shall not be required to provide any opinion to the Company or its shareholders regarding the tax consequences of the transactions contemplated in the Business Combination Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to SPAC and the Company as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized and validly existing under the Laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Sponsor.

(b) Ownership. The Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s organizational documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The Sponsor’s Subject Securities are the only equity securities in SPAC owned of record or beneficially by the Sponsor on the date of this Agreement. The Sponsor has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to its Subject Securities, and none of the Sponsor’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement. Other than the SPAC Private Units held by the Sponsor (including the SPAC Rights included therein) and the conversion rights of the SPAC Class B Ordinary Shares under SPAC’s Organizational Documents, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder and the consummation of the transactions contemplated hereby and the Mergers and the other transactions contemplated by the Business Combination Agreement will not constitute or result in, (i) conflict with or result in a violation of the organizational documents of the Sponsor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or its Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the Sponsor’s Subject Securities, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(d) Litigation. As of the date hereof, there are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. There is no outstanding Order imposed upon the Sponsor that would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) Affiliate Arrangements. As of the date hereof, except as set forth on Schedule II attached hereto, the Sponsor is not party to, nor has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(f) Acknowledgment. The Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

(g) Adequate Information. The Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that SPAC and the Company have not made and do not make any representation or warranty to the Sponsor, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Securities held by the Sponsor are irrevocable.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of SPAC and (c) the written agreement of the Sponsor, SPAC and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding the foregoing, if the Closing occurs, Section 1.11 (Cooperation) and Exhibit A shall survive the Closing and the Expiration Time and shall remain in full force and effect until the seventh (7th) anniversary of the Closing Date. This Article III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.3.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 3.5 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by SPAC, the Company and the Sponsor, and which makes reference to this Agreement.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Business Combination Agreement to the applicable party, with respect to the Company and SPAC, at the respective addresses set forth in Section 10.1 of the Business Combination Agreement, and, with respect to the Sponsor, at the address set forth on Schedule I.

Section 3.9 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

Section 3.11 Adjustment for Stock Split. If, and as often as, there are any changes in SPAC or the Subject Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, SPAC, the Company, or the Subject Securities, as so changed.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

BHAV PARTNERS LLC

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	Managing Member

SPAC:

BHAV ACQUISITION CORP

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

NEMI CORP.

By:	/s/ Anirudh Ravi Narayanan
	Name:	Anirudh Ravi Narayanan
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

SPAC Securities

Sponsor	SPAC Class B Ordinary Shares	SPAC Units (consisting of one Class A Ordinary Share and one right to receive ¼ of one Class A Ordinary Share)
BHAV Partners LLC	2,683,333	135,000

Schedule II

Affiliate Agreements

Letter Agreement, dated March 18, 2026, by and among SPAC, Sponsor, and each of the other parties thereto.

Registration Rights Agreement, dated March 18, 2026, by and among SPAC, Sponsor and certain other security holders named therein.

Administrative Services Agreement, dated March 18, 2026, by and between SPAC and Sponsor.

Sponsor Private Placement Unit Subscription Agreement, dated March 18, 2026, by and between SPAC and Sponsor.

Founder Share Subscription Agreement, dated September 30, 2025, by and between SPAC and Sponsor.

Promissory Note, dated October 24, 2025, issued by SPAC to Sponsor.

Engagement Letter, dated November 3, 2025 (as amended), by and among Sponsor, SPAC and Maxim Group LLC.

Amendment to Letter Agreement, dated as of the date hereof, by and among SPAC, Sponsor, Nemi Corp. and the other parties thereto.